UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2017

ELECTRO-SENSORS, INC.

(Exact name of Registrant as Specified in its Charter)

Minnesota	000-09587	41-0943459
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6111 Blue Circle Drive

Minnetonka, Minnesota 55343-9108

(Address of Principal Executive Offices)

(952) 930-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on April 26, 2017 (the “2017 Annual Meeting”). Set forth below is a brief description of each matter voted upon at the meeting and the voting results with respect to each matter.

1.	A proposal to set the number of directors at five.

For	Against	Abstentions	Broker Non-Votes
3,021,254	64,959	3,458	11,885

2.	A proposal to elect five directors to serve until the next annual meeting of shareholders:

Director Nominee	Votes For	Votes Withheld	Broker Non-Vote
Scott A. Gabbard	2,266,461	39,053	796,042
David L. Klenk	2,266,461	39,053	796,042
Joseph A. Marino	2,266,461	39,053	796,042
Jeffrey D. Peterson	2,266,461	39,053	796,042
Michael C. Zipoy	2,266,461	39,053	796,042

3.	A proposal to ratify the appointment of Boulay PLLP as independent registered public accounting firm for the fiscal year ending December 31, 2017.

For	Against	Abstentions	Broker Non-Votes
3,097,198	920	3,438	0

Pursuant to the foregoing votes, the number of directors was set at five; Messrs. Gabbard, Klenk, Marino, Peterson, and Zipoy were elected to serve as directors until the next annual meeting of shareholders; and the appointment of Boulay PLLP as independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ELECTRO-SENSORS, INC

Date: May 2, 2017	By:	/s/ David L. Klenk
David L. Klenk
Chief Executive Officer and Chief Financial Officer

2